CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated September 8, 2000 included in this Form 11-K into National Service Industries, Inc.'s previously filed Registration Statement covering the Lithonia Lighting 401(k) Plan for Hourly Employees.

/s/ Arthur Andersen LLP
Atlanta, Georgia
June 22, 2001